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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Breakaway Solutions, Inc.:

We consent to the use of our report on the financial statements of Breakaway Solutions, Inc. as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 dated June 30, 1999, except for note 11 which is as of July 12, 1999 and note 13 which is as of October 5, 1999, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
December 3, 1999